Exhibit 10.6

FIRST AMENDMENT TO

NABORS INDUSTRIES, INC.

DEFERRED COMPENSATION PLAN

(As Amended and Restated Effective as of January 1, 2017)

WHEREAS, Nabors Industries, Inc. (the “Company”) has heretofore established the Nabors Industries, Inc. Deferred Compensation Plan, as amended and restated effective as of January 1, 2017 (the “Plan”), for the benefit of its and its participating affiliates’ eligible employees; and

WHEREAS, the Company desires to amend the Plan in certain respects.

NOW, THEREFORE, the Plan shall be amended as follows effective as of January 1, 2019:

1. Section 3.2 of the Plan shall be deleted and the following shall be substituted therefor:

“3.2Matching Deferrals.

(a)For each Plan Year, the Employer shall defer an amount on behalf of each Participant whose Company matching contributions under the Savings Plan for such Plan Year were reduced as a result of the limitations imposed by Sections 401(k)(3), 401(m)(2), and/or 415 of the Code in order to comply with such limitations for such Plan Year.  The amount of each such Matching Deferral shall equal 100% of the amount of such reduction.  Matching Deferrals made on a Participant’s behalf pursuant to this Section 3.2(a) for a Plan Year shall be credited to such Participant’s Matching Deferral Account as of the date received by the Trustee.

(b)For each Plan Year, the Employer shall defer an amount on behalf of each Participant who elects to contribute the maximum permissible Employee Pre-Tax Contributions under the Savings Plan sponsored by his Employer for such Plan Year equal to the difference between:

(i) The sum of the Participant’s “Compensation” for purposes of Employee Pre-Tax Contributions under the Savings Plan for such Plan Year and his Elective Deferrals of Base Salary pursuant to Section 3.1(a)(i) for such Plan Year (but limited in accordance with Section 401(a)(17) of the Code), multiplied by his Employee Pre-Tax Contribution percentage as in effect on the first day of such Plan Year or if later, the last day of the his Eligibility Period (but limited in accordance with Sections 402(g) and 414(v) of the Code), and further multiplied by the Company matching contribution formula under the Savings Plan as in effect on the first day of such Plan Year or if later, the last day of the Participant’s Eligibility Period, and

(ii) The Participant’s “Compensation” for purposes of Employee Pre-Tax Contributions under the Savings Plan for such Plan Year, multiplied by his Employee Pre-Tax Contribution percentage as of the first day of such Plan Year or if later, the last day of his Eligibility Period (but limited in accordance with Sections 402(g) and 414(v) of the Code), and further multiplied by the Company matching contribution formula under the Savings Plan as in effect on the first day of such Plan Year or if later, the last day of the Participant’s Eligibility Period.

Matching Deferrals made on a Participant’s behalf pursuant to this Section 3.2(b) for a Plan Year shall be credited to such Participant’s Matching Deferral Account as of the date received by the Trustee.

(c)Notwithstanding anything to the contrary in this Section 3.2, the amount of Matching Deferrals pursuant to Section 3.2 with respect to any Participant shall not be affected by such Participant’s actions or inactions under the Savings Plan or any other “qualified employer plan” (as defined under Section 409A of the Code) that is sponsored by the Employer or its Affiliates and that provides for matching or other similar contingent contributions with respect to elective deferrals and other employee pre-tax contributions subject to the contribution restrictions under Section 401(a)(3) or 402(g) of the Code, and any after-tax contributions by such Participant to the Savings Plan or any such other qualified employer plan, to the extent that such actions or inactions would cause the amount of such Marching Deferrals to exceed 100% of the matching or contingent amounts that would be provided under such qualified employer plan(s) absent plan-based restrictions that reflect limits on qualified plan contributions under the Code.”

2. Except as amended hereby, the Plan is specifically ratified and reaffirmed.

[Remainder of Page Intentionally Blank;

Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 31st day of December, 2018, effective for all purposes as provided above.

NABORS INDUSTRIES, INC.

By:	/s/Michael Rasmuson
Michael Rasmuson
Vice President, General Counsel &
Chief Compliance Officer